   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 1996

                                                        REGISTRATION NO.
 ==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                      COLUMBIA/HCA HEALTHCARE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    8062                    75-2497104
      (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
      INCORPORATION OR         CLASSIFICATION CODE
       ORGANIZATION)                 NUMBER)


                                ONE PARK PLAZA
                          NASHVILLE, TENNESSEE 37203
                                (615) 327-9551
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          STEPHEN T. BRAUN, SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      COLUMBIA/HCA HEALTHCARE CORPORATION
                                ONE PARK PLAZA
                          NASHVILLE, TENNESSEE 37203
                                (615) 327-9551
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                                 PROPOSED       PROPOSED
                                   AMOUNT        MAXIMUM        MAXIMUM
[A    TITLE OF EACH CLASS OF          TO BE     OFFERING PRICE   AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED(1)  REGISTERED(2)  PER SHARE(3)  OFFERING PRICE REGISTRATION FEE
--------------------------------------------------------------------------------------------
  Common Stock, $.01 par
   value..................         400,000       $55.3125     $22,125,000        $7,630
============================================================================================

(1) Also includes associated Preferred Stock Purchase Rights.
(2) 400,000 shares which may be acquired by Selling Security Holder upon exercise of certain outstanding warrants (which warrants have an exercise price of $20.00 per share). There is also being registered such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of the warrants pursuant to antidilution adjustment provisions.
(3) The registration fee has been computed pursuant to Rule 457(c), based upon the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on February 27, 1996, as reported by The Wall Street Journal, which date is within five business days prior to the date of the filing of this Registration Statement.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 29, 1996

PROSPECTUS
                         400,000 SHARES OF COMMON STOCK

                       ISSUABLE UPON EXERCISE OF WARRANTS

                            COLUMBIA/HCA HEALTHCARE

                                  CORPORATION

                                  -----------

  This Prospectus relates to 400,000 shares (subject to antidilution adjustment) (the "Shares") of Common Stock, $.01 par value, including associated Preferred Stock Purchase Rights (the "Common Stock"), of Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), that may from time to time be sold by the holder identified herein (the "Selling Security Holder"). See "Selling Security Holder." The Shares may hereafter be acquired by the Selling Security Holder pursuant to certain outstanding warrants (the "Warrants"), which were issued in a private placement. The Company will not receive any of the proceeds from the sales of shares of Common Stock by the Selling Security Holder. The Company will receive the proceeds from any exercise of such Warrants, which have an exercise price of $20.00 per Warrant. See "Use of Proceeds." Assuming all such Warrants are exercised, the aggregate proceeds to the Company would be approximately $8,000,000. The registration effected hereby is being effected pursuant to certain registration rights granted by the Company to the Selling Security Holder at the time of the issuance of the Warrants, and the Company will bear the expense of such registration other than commissions and discounts of brokers and dealers or agents or Selling Security Holder's incidental expenses. See "Selling Security Holder."

  The Shares may be sold from time to time by the Selling Security Holder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, on the New York Stock Exchange or other exchanges (if the Common Stock is listed for trading thereon), or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or at negotiated prices. The Shares may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

  The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "COL." On February 28, 1996, the closing sale price per share, as reported by the NYSE was $55.125.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

The Date of this Prospectus is March  , 1996

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, Seven World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates, by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Company's Common Stock is listed.

  This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information set forth in the Registration Statement (in accordance with the rules and regulations of the Commission), and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated herein by reference:

  1. Annual Report on Form 10-K for the year ended December 31, 1994, as amended (the "Form 10-K").

  2. Quarterly Reports on Form 10-Q for the interim periods ended March 31, 1995, June 30, 1995 and September 30, 1995.

  3. Current Reports on Form 8-K dated February 21, 1995, April 24, 1995, November 24, 1995 and December 8, 1995.

  4. The description of the Common Stock and associated Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A dated August 31, 1993.

  All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement set forth herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement set forth herein or in a subsequently filed document deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN). REQUESTS FOR SUCH DOCUMENTS SHOULD BE SUBMITTED IN WRITING TO JOHN M. FRANCK II, CORPORATE SECRETARY, COLUMBIA/HCA HEALTHCARE CORPORATION, ONE PARK PLAZA, NASHVILLE, TENNESSEE 37203 OR BY TELEPHONE AT
(615) 340-5881.

                                  THE COMPANY

  The Company is the nation's largest healthcare services provider. At January 31, 1996, the Company operated approximately 340 hospitals, 135 outpatient surgery centers, 200 home health agencies and extensive ancillary service providers in 36 states, England and Switzerland.

  The Company's primary objective is to provide to the markets it serves a comprehensive array of quality health care services in the most cost-effective manner possible. The Company's general, acute care hospitals typically provide a full range of services commonly available in hospitals to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by the Company's general, acute care hospitals as well as at freestanding facilities operated by the Company, including outpatient surgery and diagnostic centers, rehabilitation facilities, home health care agencies and other facilities. In addition, the Company operates psychiatric hospitals which generally provide a full range of mental health care services in inpatient, partial hospitalization and outpatient settings.

  The Company was formed in January 1990 as a Nevada corporation and reincorporated in Delaware in September 1993. The Company's principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and its telephone number at such address is (615) 327-9551.

                              RECENT DEVELOPMENTS

  On February 14, 1996, the Company announced operating results for the year ended December 31, 1995. Summary operating results for the Company for the years ended December 31, 1995 and 1994 are presented below (dollars in millions except per share amounts).

                                                              YEARS ENDED
                                                             DECEMBER 31,
                                                           ------------------
                                                             1995      1994
                                                           --------  --------
Revenues.................................................. $ 17,695  $ 14,543
Income before extraordinary item..........................    1,064       929
Loss on extinguishment of debt (net of tax)...............     (103)     (115)
Net income................................................ $    961  $    814
Earnings per common and common equivalent share:
Income before extraordinary item.......................... $   2.37  $   2.16
Loss on extinguishment of debt (net of tax)...............    (0.23)    (0.27)
Net income................................................ $   2.14  $   1.89
Shares used in computation of earnings per common and
 common equivalent share (000)............................  448,714   429,295

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of the shares by the Selling Security Holder. The Company will receive proceeds upon exercise of the Warrants covered by this Prospectus, but only if such Warrants are exercised and then only in an amount equal to the exercise price thereof multiplied by the number of Warrants exercised. Assuming all such Warrants are exercised, the aggregate proceeds to the Company would be approximately $8,000,000. The net proceeds will be used for general corporate purposes, which may include, without limitation, repayment of commercial paper and other indebtedness, additional capitalization of the Company's subsidiaries and affiliates, capital expenditures and possible acquisitions.

                            SELLING SECURITY HOLDER

  An aggregate of 400,000 shares (subject to antidilution adjustment) of Common Stock underlying certain outstanding Warrants are being offered for the account of the Selling Security Holder identified in the table below.

  The table below shows with respect to the Warrants the name of the registered holder, the number of shares subject thereto, the exercise price per share and the expiration date. The table below indicates by footnote reference any material relationship which the Selling Security Holder has had with the Company during the preceeding three years. This Prospectus covers all shares of Common Stock that may hereafter be acquired by the Selling Security Holder pursuant to the exercise of the Warrants listed in the table below, and the subsequent resale of the Shares by the Selling Security Holder or others (as indicated on the cover page of this Prospectus and under the "Plan of Distribution" below).

                                NUMBER OF SHARES
                                 ISSUABLE UPON
                                EXERCISE OF THE  EXERCISE PRICE
NAME OF REGISTERED HOLDER         WARRANTS(2)      PER SHARE    EXPIRATION DATE
-------------------------       ---------------- -------------- ---------------
The 1818 Fund, L.P.(1).........     400,000          $20.00     March 31, 1998

--------
(1) Mr. T. Michael Long has been a member of the Board of Directors of the Company since 1991. Mr. Long is a general partner of Brown Brothers Harriman & Co. which is the general partner of The 1818 Fund, L.P. Mr. Long has options to acquire 6,289 shares of Common Stock. The 1818
    Fund, L.P. also owns 541,162 shares of Common Stock in addition to the shares issuable with respect to the above-described Warrants (which beneficial ownership in the aggregate is less than one percent of the outstanding shares of Common Stock).
(2) The number of shares subject to a Warrant provided for may be subject to adjustment upon the occurrence of certain events, such as stock dividends, stock splits or combinations, reclassifications, mergers or certain dilutive stock issuances.

                             PLAN OF DISTRIBUTION

  The Selling Security Holder is offering the Shares for its own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the Shares by the Selling Security Holder.

  The Shares may be sold from time to time by the Selling Security Holder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, on the New York Stock Exchange or other exchanges (if the Common Stock is listed for trading thereon), or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or at negotiated prices. The Shares may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

  Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock during any applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, such Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Security Holder.

  To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

  The shares of Common Stock being offered hereby are issuable upon exercise of Warrants that were previously issued to the Selling Security Holder in a private placement. Shares underlying the Warrants will be issued to the holder thereof, upon exercise of such Warrants, at the election of such holder, in accordance with the terms, conditions and procedures set forth in the particular Warrant. The Warrants have an exercise price of $20.00 per share. Assuming all such Warrants are exercised, the aggregate proceeds to the Company would be $8,000,000. The registration effected hereby is being effected pursuant to various registration rights previously granted by the Company to the Selling Security Holder at the time of the issuance of the Warrants, and the Company will bear the expense of such registration, other than commissions and discounts of brokers, dealers or agents or Selling Security Holder's incidental expenses.

                                 LEGAL OPINIONS

  Certain matters with respect to the validity of the Common Stock offered hereby will be passed upon for the Company by Stephen T. Braun, Senior Vice President and General Counsel of the Company. As of December 31, 1995, Mr. Braun owned approximately 2,543 shares and had options to purchase 134,500 shares of Common Stock.

                                    EXPERTS

  The consolidated financial statements and financial statement schedules of the Company, incorporated herein by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, to the extent and for the periods indicated in their reports thereon. Such consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

===============================================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Information by Reference..........................   2
The Company................................................................   3
Recent Developments........................................................   3
Use of Proceeds............................................................   3
Selling Security Holder....................................................   4
Plan of Distribution.......................................................   4
Legal Opinions.............................................................   5
Experts....................................................................   5

===============================================================================


===============================================================================



                                400,000 SHARES
                                OF COMMON STOCK

                            ISSUABLE UPON EXERCISE
                                  OF WARRANTS

                            COLUMBIA/HCA HEALTHCARE
                                  CORPORATION


                               ----------------

                                  PROSPECTUS

                               ----------------

                                 MARCH  , 1996

===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      SEC filing fee.................................................. $ 7,630
      Accounting fees and expenses....................................   1,500*
      Printing and engraving..........................................   2,500*
      Blue Sky fees and expenses (including legal fees)...............   2,500*
      Miscellaneous...................................................   2,500*
                                                                       -------
          Total....................................................... $16,630*
                                                                       =======

--------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

  Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorney's fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

  The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for transactions in which the director received an improper personal benefit.

  The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

  The foregoing summaries are necessarily subject to the complete text of the statutes. Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS.

     4.1  --Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant's
           Form SE to Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).
     4.2  --Columbia Hospital Corporation 9% Subordinated Mandatory Convertible
           Note Due June 30, 1999 (filed as Exhibit 4.4 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 31,
           1990, and incorporated herein by reference).
     4.3  --Registraiton Rights Agreement between the Registrant and The 1818
           Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.5 to the
           Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 31, 1990, and incorporated herein by reference).
     4.4  --Securities Purchase Agreement by and between the Registrant and The
           1818 Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.6 to the
           Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 31, 1990, and incorporated herein by reference).
     4.5  --Warrant to purchase shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.7 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 31,
           1990, and incorporated herein by reference).
     4.6  --Registration Rights Agreement dated as of March 16, 1989, by and among HCA--Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit(g)(24) to Amendment
           No. 3 to the Schedule 13E-3 filed by HCA--Hospital Corporation of
           America, Hospital Corporation of America and The HCA Profit Sharing
           Plan on March 22, 1989, and incorporated herein by reference).
     4.7  --Assignment and Assumption Agreement dated as of February 10, 1994 between HCA--Hospital Corporation of America and the Registrant
           relating to the Registration Rights Agreement, as amended (filed as
           Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the
           fiscal year ended December 31, 1993, and incorporated herein by reference).
     4.8  --Amended and Restated Rights Agreement dated February 10, 1994 between the Registrant and Mid-America Bank of Louisville and Trust
           Company (filed as Exhibit 4.8 to the Registrant's Annual Report on
           Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).
     4.9  --$750 Million Credit Agreement consisting of a Credit Agreement dated as of February 10, 1994, among the Registrant, the Several
           Banks and Other Financial Institutions, and Chemical Bank as Agent
           and as CAF Loan Agent (filed as Exhibit 4.9 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 31,
           1993, and incorporated herein by reference), as amended by an
           Agreement and Amendment dated as of September 26, 1994 (filed as
           Exhibit 4.9 to Amendment No. 1 to the Registrant's Registration
           Statement on Form S-4 dated January 11, 1995).
     4.10 --$1.5 Billion Credit Agreement consisting of a Credit Agreement dated as of February 10, 1994, among the Registrant, the Several
           Banks and Other Financial Institutions, and Chemical Bank as Agent
           and as CAF Loan Agent (filed as Exhibit 4.10 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 31,
           1993, and incorporated herein by reference), as amended by an
           Agreement and Amendment dated as of September 26, 1994 (filed as
           Exhibit 4.10 to Amendment No. 1 to Registrant's Registration
           Statement on Form S-4 dated January 11, 1995).
     4.11 --Indenture dated as December 15, 1993 between the Registrant and The
           First National Bank of Chicago, as Trustee (filed as Exhibit 4.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).
     5    --Opinion of Stephen T. Braun, Senior Vice President and General
           Counsel of the Registrant, regarding the legality of the securities being registered.

    23(a) --Consent of Ernst & Young LLP, independent auditors.
    23(b) --Consent of Stephen T. Braun, Esq. appears in his opinion filed as
           Exhibit 5.
    25    --Power of Attorney of certain signatories appears on page II-4.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-affective amendment to this Registration Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NASHVILLE, STATE OF TENNESSEE, ON FEBRUARY 27, 1996.

                                          Columbia/HCA Healthcare Corporation

                                                   /s/ Stephen T. Braun
                                          By: _________________________________
                                               STEPHEN T. BRAUN SENIOR VICE
                                               PRESIDENT AND GENERAL COUNSEL

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Braun, David C. Colby and Kenneth C. Donahey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

      /s/ R. Clayton McWhorter         Chairman of the           February 26,
-------------------------------------   Board                        1996
        R. CLAYTON MCWHORTER

   /s/ Thomas F. Frist, Jr., M.D.      Vice-Chairman of the      February 26,
-------------------------------------   Board                        1996
     THOMAS F. FRIST, JR., M.D.

        /s/ Richard L. Scott           President, Chief          February 26,
-------------------------------------   Executive Officer            1996
          RICHARD L. SCOTT              (Principal
                                        Executive Officer
                                        and Director)

         /s/ David C. Colby            Senior Vice               February 26,
-------------------------------------   President and                1996
           DAVID C. COLBY               Treasurer
                                        (Principal
                                        Financial Officer)

              SIGNATURE                         TITLE                DATE

       /s/ Kenneth C. Donahey           Senior Vice              February 26,
-------------------------------------    President and               1996
         KENNETH C. DONAHEY              Controller
                                         (Principal
                                         Accounting Officer)

    /s/ Magdalena Averhoff, M.D.        Director                 February 26,
-------------------------------------                                1996
      MAGDALENA AVERHOFF, M.D.

        /s/ J. David Grissom            Director                 February 26,
-------------------------------------                                1996
          J. DAVID GRISSOM

      /s/ Richard W. Hanselman          Director                 February 26,
-------------------------------------                                1996
        RICHARD W. HANSELMAN

         /s/ Charles J. Kane            Director                 February 26,
-------------------------------------                                1996
           CHARLES J. KANE

         /s/ John W. Landrum            Director                 February 26,
-------------------------------------                                1996
           JOHN W. LANDRUM

         /s/ T. Michael Long            Director                 February 26,
-------------------------------------                                1996
           T. MICHAEL LONG

      /s/ Donald S. MacNaughton         Director                 February 26,
-------------------------------------                                1996
        DONALD S. MACNAUGHTON

     /s/ Rodman W. Moorhead III         Director                 February 26,
-------------------------------------                                1996
       RODMAN W. MOORHEAD III

             6SIGNATURE                         TITLE                DATE

         /s/ Carl F. Pollard            Director                 February 26,
-------------------------------------                                1996
           CARL F. POLLARD

        /s/ Carl E. Reichardt           Director                 February 26,
-------------------------------------                                1996
          CARL E. REICHARDT

      /s/ Frank S. Royal, M.D.          Director                 February 26,
-------------------------------------                                1996
        FRANK S. ROYAL, M.D.

        /s/ Robert D. Walter            Director                 February 26,
-------------------------------------                                1996
          ROBERT D. WALTER

        /s/ William T. Young            Director                 February 26,
-------------------------------------                                1996
          WILLIAM T. YOUNG

                               INDEX TO EXHIBITS

     4.1  --Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant's
           Form SE to Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).
     4.2  --Columbia Hospital Corporation 9% Subordinated Mandatory Convertible
           Note Due June 30, 1999 (filed as Exhibit 4.4 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 31,
           1990, and incorporated herein by reference).
     4.3  --Registration Rights Agreement between the Registrant and The 1818
           Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.5 to the
           Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 31, 1990, and incorporated herein by reference).
     4.4  --Securities Purchase Agreement by and between the Registrant and The
           1818 Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.6 to the
           Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 31, 1990, and incorporated herein by reference).
     4.5  --Warrant to purchase shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.7 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 31,
           1990, and incorporated herein by reference).
     4.6  --Registration Rights Agreement dated as of March 16, 1989, by and among HCA--Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit(g)(24) to Amendment
           No. 3 to the Schedule 13E-3 filed by HCA--Hospital Corporation of
           America, Hospital Corporation of America and The HCA Profit Sharing
           Plan on March 22, 1989, and incorporated herein by reference).
     4.7  --Assignment and Assumption Agreement dated as of February 10, 1994 between HCA--Hospital Corporation of America and the Registrant
           relating to the Registration Rights Agreement, as amended ((filed as
           Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the
           fiscal year ended December 31, 1993, and incorporated herein by reference).
     4.8  --Amended and Restated Rights Agreement dated February 10, 1994 between the Registrant and Mid-America Bank of Louisville and Trust
           Company (filed as Exhibit 4.8 to the Registrant's Annual Report on
           Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).
     4.9  --$750 Million Credit Agreement consisting of a Credit Agreement dated as of February 10, 1994, among the Registrant, the Several
           Banks and Other Financial Institutions, and Chemical Bank as Agent
           and as CAF Loan Agent (filed as Exhibit 4.9 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 31,
           1993, and incorporated herein by reference), as amended by an
           Agreement and Amendment dated as of September 26, 1994 (filed as
           Exhibit 4.9 to Amendment No. 1 to Registrant's Registration
           Statement on Form S-4 dated January 11, 1995).
     4.10 --$1.5 Billion Credit Agreement consisting of a Credit Agreement dated as of February 10, 1994, among the Registrant, the Several
           Banks and Other Financial Institutions, and Chemical Bank as Agent
           and as CAF Loan Agent (filed as Exhibit 4.10 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 31,
           1993, and incorporated herein by reference), as amended by an
           Agreement and Amendment dated as of September 26, 1994 (filed as
           Exhibit 4.10 to Amendment No l. to Registrant's Registration
           Statement on Form S-4 dated January 11, 1995).
     4.11 --Indenture dated as December 15, 1993 between the Registrant and The
           First National Bank of Chicago, as Trustee (filed as Exhibit 4.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).
     5    --Opinion of Stephen T. Braun, Senior Vice President and General
           Counsel of the Registrant, regarding the legality of the securities being registered.
    23(a) --Consent of Ernst & Young LLP, independent auditors.
    23(b) --Consent of Stephen T. Braun, Esq. appears in his opinion filed as
           Exhibit 5.
    25    --Power of Attorney of certain signatories appears on page II-4.